EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-172872) and Form S-8 (Nos. 033-54583, 033-63273, 333-58039, 333-66415, 333-49014, 333-49016, 333-69724, 333-69726, 333-100342, 333-111214, 333-147882, 333-158216, 333-177202, 333-182758, and 333-184945) of Dell Inc. of our report dated March 12, 2013 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PRICEWATERHOUSECOOPERS LLP
Austin, Texas
March 12, 2013